Earnings Release

Mastercard Incorporated Reports
Third-Quarter 2017 Financial Results

•	Record third-quarter net income of $1.4 billion, or $1.34 per diluted share

•	Record third-quarter net revenues of $3.4 billion, or an increase of 18%

•	Third-quarter gross dollar volume up 10% and purchase volume up 11%

Purchase, NY - October 31, 2017 - Mastercard Incorporated (NYSE: MA) today announced financial results for the third quarter 2017.

“We are executing well on our strategy and are pleased to deliver another quarter of record results,” said Ajay Banga, Mastercard president and CEO. “These results reflect a continued momentum in strengthening and extending relationships with our partners and customers. As the world becomes more connected, we remain very focused on security. Our investments in technologies like biometrics, tokens, encryption and artificial intelligence are redefining the way both consumers and transactions are protected.”

Quarterly Results

Summary of Third-Quarter Operating Results [1] Amounts in billions ($), except per share data			Increase / (Decrease)
	Q3 2017	Q3 2016	Reported GAAP	Currency-neutral
Net revenue	$3.4	$2.9	18%	17%
Operating expenses	$1.5	$1.2	20%	19%
Operating income	$1.9	$1.7	16%	14%
Operating margin	57.1%	58.0%	(0.9) ppt	(1.1) ppt
Effective income tax rate	26.0%	27.5%	(1.5) ppt	(1.5) ppt
Net income	$1.4	$1.2	21%	19%
Diluted earnings per share	$1.34	$1.08	24%	23%

1 There were no special items impacting the results for the three months ended September 30, 2017 and 2016.

The following additional details are provided to aid in understanding Mastercard’s third-quarter 2017 results, versus the year-ago period:

•	Net revenue growth increased 18% as reported and 17% on a currency-neutral basis, driven by the impact of the following factors:

◦	An increase in switched transactions of 17%, to 16.9 billion;

◦	A 10% increase in gross dollar volume, on a local currency basis, to $1.4 trillion;

◦	An increase in cross-border volumes of 15% on a local currency basis; and

◦	Acquisitions contributed 2.5 percentage points to this growth.

◦	These increases were partially offset by an increase in rebates and incentives, primarily due to new and renewed agreements and increased volumes.

-more-

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•
Total operating expenses increased 20%, or 19% on a currency-neutral basis. This includes an 8 percentage point impact from acquisitions, primarily Vocalink. The remainder is mostly related to continued investments in strategic initiatives.

•
Other income (expense) was favorable, primarily due to the lapping of an impairment charge taken in the same period last year and a gain related to an investment, and was partially offset by higher interest expense related to the company’s debt issuance in November 2016.

•	The lower effective tax rate in the third quarter of 2017 was primarily due to a more favorable geographic mix of taxable earnings.

•	As of September 30, 2017, the company’s customers had issued 2.4 billion Mastercard and Maestro-branded cards.

Return of Capital to Shareholders

During the third quarter of 2017, Mastercard repurchased approximately 6.4 million shares at a cost of $838 million and returned $235 million in dividends. Quarter-to-date through October 26, the company repurchased an additional 2 million shares at a cost of $286 million, which leaves $2 billion remaining under current repurchase program authorizations.

Year-to-Date Results for the Nine Months Ended September 30, 2017

Summary of Year-to-Date Operating Results Amounts in billions ($), except per share data	YTD 2017	YTD 2016	Increase / (Decrease)
Net revenue	$9.2	$8.0	15%
Operating expenses	$4.1	$3.6	13%
Operating income	$5.1	$4.4	16%
Operating margin	55.5%	54.8%	0.7 ppt
Effective income tax rate	26.8%	27.9%	(1.1) ppt
Net income	$3.7	$3.1	18%
Diluted earnings per share	$3.43	$2.83	21%

Summary of Year-to-Date Non-GAAP Results[1] Amounts in billions ($), except per share data			Increase / (Decrease)
	YTD 2017	YTD 2016	As adjusted	Currency-neutral
Net revenue	$9.2	$8.0	15%	14%
Adjusted operating expenses	$4.1	$3.5	16%	16%
Adjusted operating margin	55.7%	56.2%	(0.5) ppt	(0.6) ppt
Adjusted effective income tax rate	26.8%	27.9%	(1.1) ppt	(1.1) ppt
Adjusted net income	$3.7	$3.2	15%	15%
Adjusted diluted earnings per share	$3.44	$2.90	19%	18%
1 The Summary of Non-GAAP Results excludes the impact of special items. See Non-GAAP reconciliations on page 11 for further information on each Special Item and the reconciliation to U.S. GAAP reported amounts.

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The following additional details are provided to aid in understanding Mastercard’s year-to-date 2017 results, versus the year-ago period:

•	Net revenue growth for the nine months ended September 30, 2017 increased 15%, or 14% on a currency-neutral basis, driven by the impact of the following factors:

◦	An increase in switched transactions of 17%, to 48 billion;

◦	An 9% increase in gross dollar volume, on a local currency basis and adjusting for the impact of recent EU regulatory changes, to $3.8 trillion;

◦	An increase in cross-border volumes of 14% on a local currency basis; and

◦	Acquisitions contributed 1.5 percentage points to this growth.

◦	These increases were partially offset by an increase in rebates and incentives, primarily due to new and renewed agreements and increased volumes.

•
Total operating expenses increased 13%. Excluding the special items, total adjusted operating expenses increased 16% on a currency-neutral basis, which includes a 5 percentage point impact from acquisitions. Other factors contributing to the increase were continued investments in strategic initiatives as well as foreign exchange-related charges.

•
Other income (expense) was favorable, primarily due to the lapping of an impairment charge taken in the same period last year and a gain relating to an investment, and was partially offset by higher interest expense related to the company’s debt issuance in November 2016.

•	The lower effective tax rate for the nine months ended September 30, 2017 was primarily due to a more favorable geographic mix of taxable earnings.

Third-Quarter Financial Results Conference Call Details

At 9:00 a.m. ET today, the company will host a conference call to discuss its third-quarter financial results.

The dial-in information for this call is 844-579-6824 (within the U.S.) and 763-488-9145 (outside the U.S.), and the passcode is 92642592. A replay of the call will be available for 30 days and can be accessed by dialing 855-859-2056 (within the U.S.) and 404-537-3406 (outside the U.S.), using passcode 92642592.

This call can also be accessed through the Investor Relations section of the company’s website at  www.mastercard.com/investor. Presentation slides used on this call will also be available on the website.

Non-GAAP Financial Information

The company has presented certain financial data that are considered non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying tables.

The presentation of growth rates on a currency-neutral basis represent a non-GAAP measure and are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts in our operating results.

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About Mastercard Incorporated

Mastercard (NYSE: MA), www.mastercard.com, is a technology company in the global payments industry. We operate the world’s fastest payments processing network, connecting consumers, financial institutions, merchants, governments and businesses in more than 210 countries and territories. Mastercard products and solutions make everyday commerce activities - such as shopping, traveling, running a business and managing finances - easier, more secure and more efficient for everyone. Follow us on Twitter @MastercardNews, join the discussion on the Beyond the Transaction Blog and subscribe for the latest news on the Engagement Bureau.

Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to Mastercard’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:

•	payments system-related legal and regulatory challenges (including interchange fees, surcharging and the extension of current regulatory activity to additional jurisdictions or products);

•	the impact of preferential or protective government actions;

•	regulation to which we are subject based on our participation in the payments industry;

•	regulation of privacy, data protection and security;

•	potential or incurred liability and limitations on business resulting from litigation;

•	the impact of competition in the global payments industry (including disintermediation and pricing pressure);

•	the challenges relating to rapid technological developments and changes;

•	the impact of information security failures, breaches or service disruptions on our business;

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•
issues related to our relationships with our financial institution customers (including loss of substantial business from significant customers, competitor relationships with our customers and banking industry consolidation);

•	the impact of our relationships with other stakeholders, including merchants and governments;

•	exposure to loss or illiquidity due to settlement guarantees and other significant third-party obligations;

•
the impact of global economic and political events and conditions (including global financial market activity, declines in cross-border activity, negative trends in consumer spending and the effect of adverse currency fluctuation);

•	reputational impact, including impact related to brand perception, account data breaches and fraudulent activity; and

•	issues related to acquisition integration, strategic investments and entry into new businesses.
For additional information on these and other factors that could cause Mastercard’s actual results to differ materially from expected results, please see the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2016 and any subsequent reports on Forms 10-Q and 8-K.
###
Contacts:
Investor Relations: Warren Kneeshaw or Jesal Meswani, investor.relations@mastercard.com, 914-249-4565
Media Relations: Seth Eisen, Seth.Eisen@mastercard.com, 914-249-3153.

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MASTERCARD INCORPORATED
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in millions, except per share data)
Net Revenue	$3,398	$2,880	$9,185	$8,020
Operating Expenses
General and administrative	1,136	933	3,162	2,731
Advertising and marketing	203	184	587	503
Depreciation and amortization	118	93	321	281
Provision for litigation settlement	—	—	15	107
Total operating expenses	1,457	1,210	4,085	3,622
Operating income	1,941	1,670	5,100	4,398
Other Income (Expense)
Investment income	15	12	44	32
Interest expense	(35)	(23)	(113)	(65)
Other income (expense), net	11	(26)	7	(30)
Total other income (expense)	(9)	(37)	(62)	(63)
Income before income taxes	1,932	1,633	5,038	4,335
Income tax expense	502	449	1,350	1,209
Net Income	$1,430	$1,184	$3,688	$3,126

Basic Earnings per Share	$1.34	$1.08	$3.45	$2.84
Basic Weighted-Average Shares Outstanding	1,063	1,096	1,071	1,101
Diluted Earnings per Share	$1.34	$1.08	$3.43	$2.83
Diluted Weighted-Average Shares Outstanding	1,068	1,099	1,075	1,104

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MASTERCARD INCORPORATED
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	September 30, 2017	December 31, 2016
	(in millions, except per share data)
ASSETS
Cash and cash equivalents	$5,559	$6,721
Restricted cash for litigation settlement	545	543
Investments	1,864	1,614
Accounts receivable	1,858	1,416
Settlement due from customers	1,199	1,093
Restricted security deposits held for customers	1,026	991
Prepaid expenses and other current assets	1,180	850
Total Current Assets	13,231	13,228
Property, plant and equipment, net of accumulated depreciation of $692 and $603, respectively	901	733
Deferred income taxes	425	307
Goodwill	3,015	1,756
Other intangible assets, net of accumulated amortization of $1,108 and $974, respectively	1,147	722
Other assets	2,195	1,929
Total Assets	$20,914	$18,675
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Accounts payable	$722	$609
Settlement due to customers	1,002	946
Restricted security deposits held for customers	1,026	991
Accrued litigation	709	722
Accrued expenses	3,685	3,318
Other current liabilities	840	620
Total Current Liabilities	7,984	7,206
Long-term debt	5,393	5,180
Deferred income taxes	139	81
Other liabilities	860	524
Total Liabilities	14,376	12,991

Commitments and Contingencies

Redeemable Non-controlling Interests	70	—

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,380 and 1,374 shares issued and 1,045 and 1,062 outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 15 and 19 issued and outstanding, respectively	—	—
Additional paid-in-capital	4,318	4,183
Class A treasury stock, at cost, 335 and 312 shares, respectively	(19,735)	(17,021)
Retained earnings	22,401	19,418
Accumulated other comprehensive income (loss)	(542)	(924)
Total Stockholders’ Equity	6,442	5,656
Non-controlling interests	26	28
Total Equity	6,468	5,684
Total Liabilities, Redeemable Non-controlling Interests and Equity	$20,914	$18,675

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MASTERCARD INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2017	2016*
	(in millions)
Operating Activities
Net income	$3,688	$3,126
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer and merchant incentives	761	629
Depreciation and amortization	321	281
Share-based compensation	137	110
Tax benefit for share-based payments	—	(44)
Deferred income taxes	(56)	(1)
Other	22	(24)
Changes in operating assets and liabilities:
Accounts receivable	(321)	(190)
Settlement due from customers	(105)	(53)
Prepaid expenses	(1,286)	(818)
Accrued litigation and legal settlements	(14)	12
Accounts payable	85	(33)
Settlement due to customers	54	171
Accrued expenses	380	247
Net change in other assets and liabilities	128	130
Net cash provided by operating activities	3,794	3,543
Investing Activities
Purchases of investment securities available-for-sale	(531)	(751)
Purchases of investments held-to-maturity	(925)	(729)
Proceeds from sales of investment securities available-for-sale	153	164
Proceeds from maturities of investment securities available-for-sale	371	247
Proceeds from maturities of investments held-to-maturity	872	240
Purchases of property, plant and equipment	(214)	(156)
Capitalized software	(87)	(124)
Acquisition of businesses, net of cash acquired	(1,175)	—
Investment in nonmarketable equity investments	(128)	(14)
Other investing activities	8	(2)
Net cash used in investing activities	(1,656)	(1,125)
Financing Activities
Purchases of treasury stock	(2,731)	(2,410)
Dividends paid	(709)	(630)
Payment of debt	(64)	—
Tax benefit for share-based payments	—	44
Tax withholdings related to share-based payments	(46)	(51)
Cash proceeds from exercise of stock options	48	31
Other financing activities	8	(3)
Net cash used in financing activities	(3,494)	(3,019)
Effect of exchange rate changes on cash and cash equivalents	194	59
Net decrease in cash and cash equivalents	(1,162)	(542)
Cash and cash equivalents - beginning of period	6,721	5,747
Cash and cash equivalents - end of period	$5,559	$5,205
* Reclassified to reflect the adoption of Accounting Standards Update No: 2016-09, Improvements to Employee
Share-Based Payment Accounting, which amends ASC Topic 718, Compensation - Stock Compensation.

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MASTERCARD INCORPORATED OPERATING PERFORMANCE

	For the 3 Months Ended September 30, 2017
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$413	8.5%	9.0%	$281	9.7%	4,655	23.5%	$132	7.6%	1,369	682
Canada	41	13.4%	8.7%	39	9.3%	582	10.5%	2	-1.5%	6	51
Europe	396	17.6%	14.8%	253	16.3%	6,043	24.2%	143	12.3%	972	468
Europe Adj for Article 8			16%		19%		27%
Latin America	97	17.3%	14.8%	61	18.2%	1,928	17.7%	36	9.6%	262	172
Worldwide less United States	947	13.2%	12.0%	634	13.0%	13,208	22.3%	313	9.9%	2,608	1,374
WW Less US Adj for Article 8			12%		14%		23%
United States	406	6.1%	6.1%	347	6.4%	6,312	4.2%	59	4.4%	345	405
Worldwide	1,353	11.0%	10.1%	981	10.6%	19,520	15.8%	372	9.0%	2,953	1,780
Worldwide Adj for Article 8			10%		11%		16%
Mastercard Credit and Charge Programs
Worldwide less United States	508	9.2%	8.7%	466	9.1%	7,323	14.0%	42	5.0%	189	593
United States	198	8.6%	8.6%	188	7.9%	2,137	5.9%	10	23.4%	9	208
Worldwide	706	9.1%	8.7%	654	8.7%	9,459	12.1%	52	8.2%	199	801
Mastercard Debit Programs
Worldwide less United States	439	18.2%	15.9%	168	25.6%	5,885	34.4%	271	10.7%	2,419	781
United States	209	3.9%	3.9%	160	4.7%	4,175	3.4%	49	1.2%	335	197
Worldwide	647	13.2%	11.8%	328	14.5%	10,060	19.5%	320	9.1%	2,754	978
	For the 9 Months Ended September 30, 2017
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,176	6.8%	8.3%	$796	8.8%	13,150	24.1%	$380	7.2%	4,003	682
Canada	114	11.8%	10.3%	109	11.2%	1,655	11.5%	5	-5.9%	17	51
Europe	1,062	5.4%	7.2%	678	5.1%	16,623	11.7%	384	11.0%	2,769	468
Europe Adj for Article 8			15%		17%		24%
Latin America	276	17.2%	15.2%	173	18.4%	5,479	17.0%	103	10.3%	775	172
Worldwide less United States	2,628	7.4%	8.6%	1,755	8.3%	36,907	16.6%	872	9.1%	7,564	1,374
WW Less US Adj for Article 8			12%		13%		22%
United States	1,190	3.8%	3.8%	1,018	4.2%	18,344	1.9%	171	1.8%	1,003	405
Worldwide	3,817	6.3%	7.1%	2,774	6.8%	55,250	11.3%	1,044	7.8%	8,567	1,780
Worldwide Adj for Article 8			9%		10%		15%
Mastercard Credit and Charge Programs
Worldwide less United States	1,427	6.2%	7.6%	1,307	7.9%	20,789	12.9%	120	5.0%	553	593
United States	572	6.9%	6.9%	545	6.3%	6,117	4.1%	28	19.1%	27	208
Worldwide	1,999	6.4%	7.4%	1,851	7.4%	26,906	10.8%	147	7.4%	580	801
Mastercard Debit Programs
Worldwide less United States	1,201	8.9%	9.7%	448	9.7%	16,118	21.8%	753	9.8%	7,011	781
United States	618	1.2%	1.2%	474	1.8%	12,227	0.9%	144	-0.9%	976	197
Worldwide	1,818	6.2%	6.7%	922	5.5%	28,345	11.8%	896	7.9%	7,987	978
	For the 3 months ended September 30, 2016
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$380	8.7%	10.0%	$256	8.4%	3,768	20.7%	$124	13.3%	1,295	598
Canada	36	9.7%	9.4%	35	9.9%	527	12.3%	2	-0.4%	6	46
Europe	336	0.8%	4.5%	213	-2.6%	4,867	5.1%	123	19.7%	923	421
Europe Adj for Article 8			17%		16%		24%
Latin America	83	7.3%	14.2%	51	15.2%	1,638	13.5%	32	12.6%	252	164
Worldwide less United States	836	5.3%	8.1%	555	4.5%	10,800	11.7%	281	15.8%	2,476	1,229
WW Less US Adj for Article 8			13%		12%		20%
United States	383	4.8%	4.8%	327	4.8%	6,057	6.8%	57	4.4%	350	383
Worldwide	1,219	5.1%	7.0%	881	4.6%	16,856	9.9%	338	13.7%	2,826	1,612
Worldwide Adj for Article 8			10%		9%		15%
Mastercard Credit and Charge Programs
Worldwide less United States	465	3.9%	6.2%	426	6.8%	6,421	11.0%	39	0.3%	188	563
United States	182	4.0%	4.0%	174	3.8%	2,018	5.7%	8	7.1%	10	196
Worldwide	647	3.9%	5.6%	600	5.9%	8,439	9.7%	47	1.4%	197	759
Mastercard Debit Programs
Worldwide less United States	371	7.0%	10.4%	129	-2.5%	4,379	12.8%	242	18.8%	2,289	666
United States	201	5.5%	5.5%	152	6.0%	4,039	7.3%	48	3.9%	340	187
Worldwide	572	6.5%	8.7%	282	2.0%	8,418	10.1%	291	16.0%	2,629	853
	For the 9 Months ended September 30, 2016
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,101	7.5%	11.8%	$735	10.3%	10,597	21.7%	$365	15.1%	3,751	598
Canada	102	4.8%	9.7%	97	10.1%	1,484	12.8%	5	3.0%	17	46
Europe	1,007	7.1%	11.8%	665	6.5%	14,878	14.8%	343	23.9%	2,645	421
Europe Adj for Article 8			19%		16%		25%
Latin America	236	-0.7%	14.9%	140	15.2%	4,684	12.3%	95	14.4%	744	164
Worldwide less United States	2,446	6.4%	12.0%	1,637	9.1%	31,643	16.6%	809	18.5%	7,156	1,229
WW Less US Adj for Article 8			15%		13%		21%
United States	1,146	7.3%	7.3%	978	7.6%	17,999	10.0%	168	5.3%	1,038	383
Worldwide	3,592	6.7%	10.5%	2,615	8.6%	49,642	14.1%	977	16.0%	8,194	1,612
Worldwide Adj for Article 8			12%		11%		17%
Mastercard Credit and Charge Programs
Worldwide less United States	1,344	2.2%	7.5%	1,230	8.1%	18,411	11.6%	114	1.2%	552	563
United States	535	7.2%	7.2%	512	7.1%	5,876	9.8%	23	10.1%	28	196
Worldwide	1,879	3.6%	7.4%	1,742	7.8%	24,287	11.2%	137	2.6%	580	759
Mastercard Debit Programs
Worldwide less United States	1,102	11.9%	18.1%	407	12.2%	13,232	24.2%	695	21.9%	6,603	666
United States	610	7.3%	7.3%	465	8.2%	12,123	10.0%	145	4.5%	1,010	187
Worldwide	1,713	10.2%	14.0%	872	10.0%	25,355	17.0%	841	18.5%	7,614	853

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year-ago period

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Footnote

The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.

Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.

For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.

The Mastercard payment product is comprised of credit, charge and debit programs, and data relating to each type of program is included in the tables. Debit programs include Mastercard-branded debit programs where the primary means of cardholder validation at the point of sale is for cardholders either to sign a sales receipt or enter a PIN. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of foreign currencies against the U.S. dollar in calculating such rates of change.

The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard’s customers subsequent to the date of its release.

Performance information for prior periods can be found in the “Investor Relations” section of the Mastercard website at www.mastercard.com/investor.

Mastercard Incorporated - Page 11

Non-GAAP Reconciliations

	Nine Months Ended September 30, 2017
	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$4,085	55.5%	26.8%	$3,688	$3.43
Special Item [1]	(15)	0.2%	—%	10	0.01
Non-GAAP	$4,070	55.7%	26.8%	$3,698	$3.44

	Nine Months Ended September 30, 2016
	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$3,622	54.8%	27.9%	$3,126	$2.83
Special Item [2]	(107)	1.4%	—%	78	0.07
Non-GAAP	$3,515	56.2%	27.9%	$3,204	$2.90

	Nine Months Ended September 30, 2017 as compared to the Nine Months Ended September 30, 2016

	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
Reported - GAAP	13%	0.7 ppt	(1.1) ppt	18%	21%
Special Item [1,2]	3%	(1.2) ppt	– ppt	(3)%	(3)%
Non-GAAP	16%	(0.5) ppt	(1.1) ppt	15%	19%
Note: Table may not sum due to rounding.
1 Special Item reflects a provision for litigation of $15 million ($10 million after tax, or $0.01 per diluted share), recorded in the first quarter of 2017, relating to a litigation settlement with Canadian merchants.
2 Special Item reflects a provision for litigation of $107 million ($78 million after tax, or $0.07 per diluted share), recorded in the second quarter of 2016, relating to a judgment issued against the Company in a litigation with a merchant in the U.K.

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Article 8 Impacts on Europe and Worldwide GDV and Purchase Volume Growth Rates

	Growth (Local Currency)
	2016 Q1	2016 Q2	2016 Q3	2016 Q4	2017 Q1	2017 Q2	2017 Q3	2016 Q3 YTD	2017 Q3 YTD
GDV
Europe as reported	18%	14%	4%	3%	1%	5%	15%	12%	7%
Europe normalized for Article 8	20%	19%	17%	16%	14%	15%	16%	19%	15%

Worldwide as reported	13%	11%	7%	5%	5%	6%	10%	10%	7%
Worldwide normalized for Article 8	14%	13%	10%	8%	8%	9%	10%	12%	9%

Purchase Volume
Europe as reported	14%	9%	(3)%	(3)%	(3)%	2%	16%	6%	5%
Europe normalized for Article 8	16%	15%	16%	16%	17%	17%	19%	16%	17%

Worldwide as reported	12%	9%	5%	4%	4%	5%	11%	9%	7%
Worldwide normalized for Article 8	12%	11%	9%	8%	9%	9%	11%	11%	10%

Note: Article 8 of the EU Interchange Fee Regulation which relates to card payments which became effective June 9, 2016, states that a network can no longer charge fees on domestic EEA payment transactions that do not use its payment brand. Prior to that, Mastercard collected a de minimis assessment fee in a few countries, particularly France, on transactions with Mastercard co-badged cards if the brands of domestic networks (as opposed to Mastercard) were used. As a result, the non-Mastercard co-badged volume is no longer being included.

To aid in understanding the underlying trends in the business, the table above reflects adjusted growth rates for the impact of Article 8, by eliminating the related co-badged volumes.